Exhibit 99.1

For Immediate Release

TETRA TECHNOLOGIES, INC.

ANNOUNCES RECORD QUARTERLY EARNINGS AND RAISES

2006 EARNINGS GUIDANCE

August 4, 2006 (The Woodlands, Texas), TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced that its second quarter 2006 earnings were an all time quarterly earnings record of $0.39 per share. The $0.39 per share compares with $0.21 per share in the second quarter of 2005. Additionally, TETRA is raising its 2006 earnings guidance range to $1.25 – $1.50 per share, from its previous guidance of $1.20 – $1.40 per share. All financial data in this release are reported in U.S. dollars, and all per share amounts are fully diluted and reflect the 2-for-1 stock split effected as a stock dividend in May 2006 and the 3-for-2 stock split effected as a stock dividend in August 2005.

Consolidated revenues for the quarter ended June 30, 2006 were $208,047,000 versus the $144,444,000 reported in the second quarter of 2005. Total gross profit was $68,483,000 (32.9% gross profit margin) in the second quarter of 2006 versus $42,421,000 (29.4% gross profit margin) in the second quarter of 2005. Income before discontinued operations was $29,122,000 in the second quarter of 2006 and $15,240,000 in the comparable period of 2005. Net income was $29,225,000 in 2006’s second quarter versus $14,971,000 in 2005’s second quarter.

Consolidated results per share from continuing operations for the second quarter of 2006 were earnings of $0.39 with 75,023,000 weighted average diluted common shares outstanding versus $0.21 with 71,523,000 weighted average diluted common shares outstanding in the second quarter of 2005. Per share results reflect the previously referenced stock splits.

Divisional pretax earnings from continuing operations in the second quarter of 2006 versus the second quarter of 2005 were: Fluids – $18,119,000 in 2Q 2006 and $12,149,000 in 2Q 2005; Well Abandonment & Decommissioning (WA&D) – $26,118,000 in 2Q 2006 and $11,856,000 in 2Q 2005; and, Production Enhancement – $11,867,000 in 2Q 2006 and $7,412,000 in 2Q 2005. A further breakdown of the WA&D Division can be found in an accompanying financial table in this press release.

Financial data aggregating the first six months of 2006, comparable data for 2005 and data relating to net income, as well as discontinued operations, are available in the accompanying financial table in this press release.

Geoffrey M. Hertel, President and Chief Executive Officer, stated, “Even though we had anticipated improving sequential earnings in our 2006 second quarter, the strength of the earnings growth was more than expected. All three Divisions participated in the year-over-year and sequential quarterly growth. In the Fluids Division, much of our improvement came from domestic onshore operations and Gulf of Mexico (GOM) operations. In the WA&D Division, the WA&D Services component dramatically improved, while Maritech’s profits declined sequentially, primarily due to previously announced higher insurance costs and downtime associated with the hook-up of new production volumes. In the aggregate, the WA&D Division’s profits were up substantially, both sequentially and versus the second quarter of 2005. Our Production Enhancement Division continued its stellar performance, with profits growing on both an annual and a sequential basis. Within the Division, both testing and Compressco contributed to this result.

“Looking toward the second half of 2006, we expect further growth in our operations. This is particularly true in the WA&D Services segment and in the Production Enhancement Division. We temper this enthusiasm with the recognition that severe hurricanes in the GOM can have the effect of postponing short term activity, while sometimes resulting in an increase in long term activity for our operations.

“In the WA&D Division, our offshore GOM activity is expected to grow significantly as we move through the second half of 2006. During the first quarter of this year, we had an average of 1.4 “spreads” of equipment working well abandonment and decommissioning projects in the GOM. During the second quarter, our average “spreads” rose to 3.0. Early in the third quarter we added a fourth “spread,” centered on the DB-1 derrick barge, and we are currently adding a fifth “spread,” centered on the Orion dynamically-positioned vessel. Very recently, we signed contracts to bring on a sixth “spread” of equipment during the late third or early fourth quarter of 2006. Additionally, we have three large dive support vessels in dry dock which are presently expected to go back to work in September through early November. To get a perspective on the significance of the three new “spreads” (the fourth, fifth and sixth) and the three dive support vessels, you need only look at their prospective revenues. Should all six vessels work for a full year, they could generate revenues approximating those produced by all of TETRA in 2002. Virtually none of these prospective revenues were reflected in second quarter results.

“Maritech’s profits in quarters three and four are expected to approximate those generated in the second quarter of 2006 (excluding any prolonged shut in production for hurricanes or any write off of properties). Continuing Maritech’s policy of reducing commodity price risk, it recently hedged an additional 1,000 B/D of oil production for 2007 at $77.30/barrel. Previously, Maritech had hedged 2,000 B/D at an average price of $63.96/barrel for 2007. This new hedge became possible due to additional production that is probable from recently completed wells, a new discovery and further development drilling.

“For the remainder of 2006, we expect our Fluids results to be mixed. Our TCE profits are expected to decline from the seasonally strong second quarter results. Also, GOM profits could decline as activity potentially slows, and earlier inventory gains may not reoccur. Offsetting these factors should be continuing growth in our domestic onshore and international businesses.

“The Production Enhancement Division is expected to report better profits in the second half of 2006 (versus first half levels). Compressco’s results should be enhanced by the continuing domestic fleet build and by growing international revenues. We also anticipate growth in our testing business.

“We are increasing our 2006 earnings guidance to a range of $1.25 – $1.50 per share. Many items may affect these projected earnings, but two specific factors create much of the variance in our estimate. First, we have estimated “normal” downtime from hurricanes in the GOM during the second half of 2006. Should the hurricane season be milder or stronger than “normal,” our earnings will be affected. Also, the six major WA&D vessels that are expected to start work between July and November are important to our 2006 earnings model. If these vessels enter service on a schedule that is different than currently contemplated, our earnings will be affected,” concluded Hertel.

TETRA is an oil and gas services company, including an integrated calcium chloride and brominated products manufacturing operation that supplies feedstocks to energy markets, as well as other markets.

This press release includes certain statements that are deemed to be forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(In Thousands, Except Per Share Amounts)
Revenues
Fluids Division	$70,921	$63,680	$125,624	$115,738
WA&D Division
WA&D Services	72,282	38,645	105,600	67,198
Maritech	37,967	16,236	75,906	30,067
Intersegment eliminations	(11,186)	(714)	(18,006)	(893)
WA&D Division total	99,063	54,167	163,500	96,372
Production Enhancement Division	38,233	26,642	71,395	50,918
Eliminations and other	(170)	(45)	(232)	(108)
Total revenues	208,047	144,444	360,287	262,920

Gross Profit
Fluids Division	24,222	16,622	43,033	26,575
WA&D Division
WA&D Services	19,995	10,817	24,315	17,520
Maritech	10,686	4,983	29,015	5,910
Intersegment eliminations	(1,777)	(65)	(2,773)	(77)
WA&D Division total	28,904	15,735	50,557	23,353
Production Enhancement Division	15,615	10,324	28,569	18,635
Eliminations and other	(258)	(260)	(499)	(452)
Total gross profit	68,483	42,421	121,660	68,111

General and administrative expense	23,612	18,477	44,765	34,995
Operating income	44,871	23,944	76,895	33,116

Interest expense, net	3,407	1,439	5,726	2,912
Other expense (income)	(3,089)	(762)	(3,466)	(1,787)

**Income before taxes and discontinued operations (A)	44,553	23,267	74,635	31,991

Provision for income taxes	15,431	8,027	25,996	11,037

Income before discontinued operations	29,122	15,240	48,639	20,954

Discontinued operations:
Income (loss) from discontinued operations, net of taxes (A)	103	(269)	103	(270)

Net income	$29,225	$14,971	$48,742	$20,684

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(In Thousands, Except Per Share Amounts)
**Income before taxes and discontinued operations
Fluids Division	18,119	12,149	31,458	17,847
WA&D Division
WA&D Services	16,622	7,715	17,981	11,602
Maritech	11,273	4,206	29,138	4,930
Intersegment eliminations	(1,777)	(65)	(2,773)	(77)
WA&D Division total	26,118	11,856	44,346	16,455
Production Enhancement Division	11,867	7,412	20,995	12,790
Corporate overhead (includes interest)	(11,551)	(8,150)	(22,164)	(15,101)
Total	44,553	23,267	74,635	31,991

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(In Thousands, Except Per Share Amounts)
Basic per share information:
Income before discontinued operations	$0.41	$0.22	$0.68	$0.31
Income (loss) from discontinued operations	0.00	(0.00)	0.00	(0.00)
Net income	$0.41	$0.22	$0.68	$0.31

Weighted average shares outstanding	71,649	67,686	71,445	67,746

Diluted per share information:
Income before discontinued operations	$0.39	$0.21	$0.65	$0.29
Income (loss) from discontinued operations	0.00	(0.00)	0.00	(0.00)
Net income	$0.39	$0.21	$0.65	$0.29

Weighted average shares outstanding	75,023	71,523	74,636	71,623

Depreciation, depletion and amortization (B)	$19,609	$10,213	$36,441	$21,812

(A) Information presented for each period reflects TETRA’s Norwegian process service operations as discontinued operations.

(B) DD&A information for 2005 includes oil and gas property impairment under successful efforts accounting.

Balance Sheet	June 30, 2006	December 31, 2005
	(In Thousands)
Cash	$2,046	$2,987
Accounts receivable, net	221,074	147,982
Inventories	102,761	76,751
Other current assets	38,523	21,759
PP&E, net	432,194	353,855
Other assets	151,145	123,516
Total assets	$947,743	$726,850

Current liabilities	$165,863	$134,796
Long-term debt	267,583	157,270
Other long-term liabilities	161,234	150,637
Equity	353,063	284,147
Total liabilities and equity	$947,743	$726,850

Contact:

TETRA Technologies, Inc., The Woodlands, Texas

Geoffrey M. Hertel, 281/367-1983

Fax: 281/364-4346

www.tetratec.com

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